Exhibit 10.6

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS INVESTMENT MANAGEMENT TRUST AGREEMENT (the “Agreement”) is made as of                              by and between CATALYTIC CAPITAL INVESTMENT CORPORATION, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-132717 (as amended, “Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (“Effective Date”);

WHEREAS, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Maxim Group LLC and Merriman Curhan Ford & Co. (the “Representatives”) are acting as the representatives of the underwriters in the IPO;

WHEREAS, the Company has completed a private placement of 125,000 units, each of which consists of one share of the Company’s common stock and one warrant of the Company (“Units”) and 645,164 warrants for an aggregate purchase price of $2,000,004 (the “Private Placement”);

WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $118,000,004 of the gross proceeds of the IPO and Private Placement ($135,812,504 if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the public holders of the Company’s common stock, par value $0.0001 per share, issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes. A copy of the Colorado Statute is attached hereto and made a part hereof (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Statute, in a segregated trust account (“Trust Account”) and brokerage account established by the Trustee at JP Morgan Chase & Co. or its affiliates;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

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(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in any Government Security. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred eighty (180) days or less, or money market funds selected by the Company meeting certain conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company of all communications received by it requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company and to such other person as the Company may instruct in writing, monthly statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) If there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee disburse to the Company by wire transfer, out of the Property in the Trust Account, for the amount indicated by the Company as owing in respect of such income tax obligation; and

(j) Commence liquidation of the Trust Account promptly after receipt of and only in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and Secretary and affirmed by its Board of Directors and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein.

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2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer, President or Chief Financial Officer. In addition, except with respect to its duties under paragraph 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $4,800 during the term of the Trust Account (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

(d) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed prior to                     , 200   in connection with a Business Combination, together with a certified copy of a resolution of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect;

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(e) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination.

(f) If the Company does not effect a Business Combination within 18 months after consummation of the IPO (or within 24 months after the consummation of the IPO if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of the IPO and the Business Combination related thereto has not yet been consummated within such 18-month period), the Company shall promptly adopt a plan of dissolution and liquidation and initiate procedures for the Company’s dissolution and liquidation and shall seek stockholder approval for any such plan of dissolution and liquidation. Upon the approval by the Company’s stockholders of a plan of dissolution and liquidation, the Company shall promptly file a certificate of dissolution and provide the Trustee a Termination Letter substantially in the form of Exhibit B.

(g) At least three (3) business days prior to sending such request or other correspondence in respect of any disbursement to the trustee, the Company shall provide the Representatives with a copy of any proposed written disbursement request and any other correspondence in respect of disbursement from the Company.

3. Limitations of Liability. The Trustee shall have no responsibility or liability:

(a) To take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) To institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) To change the investment of any Property, other than in compliance with paragraph 1(c);

(d) To refund any depreciation in principal of any Property;

(e) For assuming that any person designated by the Company to give instructions hereunder shall continue to have such authority unless (i) provided otherwise in such designation or (ii) the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and

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to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h) File tax reports, prepare income tax returns or pay any taxes on behalf of the Trust Account (it being expressly understood that, as set forth in Section 1(i), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall issue a check directly to the taxing authorities designated by the Company, out of the Property in the Trust Account, the amount indicated by the Company as owing to each such taxing authority).

4. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(k) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b).

5. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or

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intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. The parties hereto may change, waive, amend or modify any provision contained herein that may be defective or inconsistent with any other provision contained herein only upon the written consent of each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson

Fax No.: (212) 509-5150

if to the Company, to:

Catalytic Capital Investment Corporation

100 Wilshire Boulevard

Suite 1100

Santa Monica, CA 90401

Attn: Russell I. Pillar

Tel. No.: (310) 566-4450

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its

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respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) The Trustee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

(i) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

6. Additional Parties. For so long as proceeds of the IPO and/or Private Placement are held in the trust account, the Representatives are third party beneficiaries with respect to Section 2(g) and shall be entitled to enforce the terms of Section 2(g) of this Agreement to the same extent as if they were parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

CATALYTIC CAPITAL INVESTMENT CORPORATION

By:
Name:	Russell I. Pillar
Title:	Chief Executive Officer

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EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:

Re:	Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Catalytic Capital Investment Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                      (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with                                  (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).

Pursuant to paragraph 2(e) of the Trust Agreement, we are providing you with [an affidavit][a certificate] of                                 , which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

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In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CATALYTIC CAPITAL INVESTMENT CORPORATION

By:
Name:	Russell I. Pillar
Title:	Chief Executive Officer

By:
Name:	Matthew G. Pillar
Title:	Secretary

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EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven Nelson

Re:	Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Catalytic Capital Investment Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                      (the “Trust Agreement”), this is to advise you that the Company has been dissolved due to the Company’s inability to effect a Business Combination within the time frame specified in the Company’s prospectus relating to its IPO. Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State.

In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that, if applicable, the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence liquidation of the Trust Account. In connection with this liquidation, you are hereby authorized, in your discretion, to establish a record date for the purposes of determining the Public Stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the date of this letter. You will notify the Company and JPMorgan Chase NY Bank (“Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the Plan of dissolution and liquidation approved by the stockholders of the Company. The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

CATALYTIC CAPITAL INVESTMENT CORPORATION

By:
Name:	Russell I. Pillar
Title:	Chief Executive Officer

By:
Name:	Matthew G. Pillar
Title:	Secretary

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EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company:

Catalytic Capital Investment Corporation 100 Wilshire Boulevard Suite 1100 Santa Monica, CA 90401 Attn: Russell I. Pillar	(310) 566-4450

Trustee:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Steven G. Nelson, Chairman	(212) 845-3200